             As filed with the Securities and Exchange Commission
                               on March 9, 1998

                                                  Registration No.
_____________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           NOVASTAR FINANCIAL, INC.
                          (Exact Name of Registrant as Specified in its Charter)


                Maryland                                         48-1190054
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)

    1900 West 47th Place, Suite 205
           Westwood, Kansas                                        66205
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to                      securities pursuant to
Section 12(b) of the Exchange               Section 12(g) of the Exchange
Act and is effective pursuant               Act and is effective pursuant
to General Instruction A.(c),               to General Instruction A.(c),
please check the following box:  [ ]        please check the following box.  [x]

Securities Act registration statement file number to which this form relates:
333-4371
     (If Applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

Not applicable                                  Not applicable


       Securities to be registered pursuant to Section 12(g) of the Act:

                            Stock Purchase Warrants
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities To Be Registered
         -------------------------------------------------------
         The title of the securities of NovaStar Financial, Inc., a Maryland corporation (the "Registrant"), being registered hereby are Stock Purchase Warrants ("Warrants"), exercisable pursuant to a Warrant Agreement, dated December 9, 1996 (the "Warrant Agreement"), by and between the Registrant and the initial purchasers of the Warrants, such Warrants exercisable at a price of $15.00 for a like number of underlying shares of the Registrant's Common Stock, par value $0.01 per share.

         A description of the Warrants is contained in the Registrant's Prospectus filed pursuant to Rule 424(b), (in connection with its Shelf Registration Statement, filed with the Securities and Exchange Commission, Registration No. 333-43471), under the captions "Prospectus Summary" and "Description of Warrants," which description is incorporated herein by reference thereto.

         Item 2.  Exhibits
                  --------
         Instruments defining the rights of holders of the securities being registered hereunder:

         3.1*    Articles of Amendment and Restatement of the Registrant

         3.2*    Articles Supplementary of the Registrant

         3.3*    Bylaws of the Registrant

         4.3*    Specimen Common Stock Certificate

         4.4*    Specimen Warrant Certificate (included in Exhibit 10.3)

         10.2*   Registration Rights Agreement, dated December 9, 1996

         10.3* Warrant Agreement, dated December 9, 1996 between the Registrant and the Holders of the Warrants Acting Through the Registrant as the Initial Warrant Agent (including Specimen Warrant Certificate)

______________________________

         * Incorporated by reference to the correspondingly numbered exhibit to (i) a Registration Statement on Form S-11, as amended, Registration No. 333-32327, and (ii) the Shelf Registration Statement on Form S-11, as amended, Registration No. 333-43471.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 9, 1998



                                          NovaStar Financial, Inc.



                                          By: /s/ Mark J. Kohlrus
                                              --------------------------
                                              Mark J. Kohlrus
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number
--------------

     3.1*    Articles of Amendment and Restatement of the Registrant

     3.2*    Articles Supplementary of the Registrant

     3.3*    Bylaws of the Registrant

     4.3*    Specimen Common Stock Certificate

     4.4*    Specimen Warrant Certificate (included in Exhibit 10.3)

     10.2*   Registration Rights Agreement, dated December 9, 1996

     10.3* Warrant Agreement, dated December 9, 1996 between the Registrant and the Holders of the Warrants Acting Through the Registrant as the Initial Warrant Agent (including Specimen Warrant Certificate)

______________________________

     *    Incorporated by reference to the correspondingly numbered exhibit to
          (i) a Registration Statement on Form S-11, as amended, Registration No. 333-32327, and (ii) the Shelf Registration Statement on Form S-11, as amended, Registration No. 333-43471.